Exhibit 32

Certification pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned each hereby certifies that, to his or her knowledge, (i) the Form 10-Q filed by Uwharrie Capital Corp (the “Issuer”) for the quarter ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

UWHARRIE CAPITAL CORP

Date: August 11, 2006	By:	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Date: August 11, 2006	By:	/s/ Barbara S. Williams
Barbara S. Williams
Principal Financial Officer